EXHIBIT 5.1

                SEARS, ROEBUCK AND CO.
                   3333 BEVERLY ROAD
           HOFFMAN ESTATES, ILLINOIS  60179

Nancy K. Bellis
      Law Department
Assistant General Counsel
847/286-5767
Facsimile 847/286-0959

                                          December  24, 1997



Board of Directors
Sears, Roebuck and Co.
3333 Beverly Road
Hoffman Estates, Illinois  60179

Ladies and Gentlemen:

      I have acted as counsel for Sears, Roebuck and Co. (the "Company") in connection with the registration on Form S-8 (the "Registration Statement") of $25,000,000 of the Company's deferred compensation obligations (the "Obligations"), which are issuable under the Sears, Roebuck and Co. Deferred Compensation Plan (the "Plan"), as amended and restated on February 4, 1997.

      On the basis of such investigation as I deemed necessary, I am of the opinion that:

      (1) the Company has been duly incorporated and is validly existing under the laws of the State of New York; and

      (2) the Obligations have been duly authorized and, when issued in accordance with the terms and conditions set forth in the Plan, will be validly issued.

      I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                                Very truly
yours,


                                                /s/NANCY
K. BELLIS
            Nancy K. Bellis
                                                Assistant
General Counsel